UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2022

Zanite Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39704	85-2549808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25101 Chagrin Boulevard, Suite 350

Cleveland, Ohio 44122

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (216) 292-0200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	ZNTEU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	ZNTE	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	ZNTEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

As previously announced, Zanite Acquisition Corp., a Delaware corporation (“Zanite” or the “Company”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with Embraer S.A., a Brazilian corporation (sociedade anônima) (“Embraer”), Embraer Aircraft Holding Inc., a Delaware corporation and a direct wholly-owned subsidiary of Embraer (“EAH”), and EVE UAM, LLC, a Delaware limited liability company and a wholly-owned subsidiary of EAH (“Eve”).

On May 3, 2022, Gerard J. DeMuro, Eve’s Co-Chief Executive Officer, had an interview with Public.com relating to Eve and the proposed transactions contemplated by the Business Combination Agreement (the “business combination”). On May 4, 2022, the interview was made available for replay. Furnished as Exhibit 99.1 and incorporated herein by reference is the transcript of such interview.

On April 25, 2022, André Stein and Gerard J. DeMuro, Eve’s Co-Chief Executive Officers, had an interview with IPO Edge relating to Eve and the business combination. A transcript of the Q&A portion of the interview was published on May 4, 2022. Furnished as Exhibit 99.2 and incorporated herein by reference is the transcript of such Q&A portion of the interview.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Zanite under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2.

Important Information about the Business Combination and Where to Find It

In connection with the business combination, on April 13, 2022, Zanite has filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement (as supplemented by that certain supplement to the definitive proxy statement, dated as of April 28, 2022, and as may be further supplemented or amended from time to time, the “Definitive Proxy Statement”) relating to the business combination. This Current Report on Form 8-K does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. Zanite’s stockholders and other interested persons are advised to read the Definitive Proxy Statement and documents incorporated by reference therein filed in connection with Zanite’s solicitation of proxies for its special meeting of stockholders to be held to approve the business combination and other matters, as these materials contain or will contain important information about Zanite, Eve and the business combination. The Definitive Proxy Statement and other relevant materials for the Business Combination have been mailed to stockholders of Zanite as of April 11, 2022, the record date for voting on the business combination. Stockholders of Zanite may obtain copies of the Definitive Proxy Statement and other documents that are filed or will be filed with the SEC or that are incorporated by reference therein, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to Zanite Acquisition Corp. at 25101 Chagrin Boulevard Suite 350, Cleveland, Ohio 44122, Attention: Steven H. Rosen, or by calling (216) 292-0200.

This Current Report on Form 8-K is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an applicable exemption from the registration requirements thereof.

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Participants in the Solicitation

Zanite and its directors and executive officers may be deemed participants in the solicitation of proxies from Zanite’s stockholders with respect to the proposed business combination. A list of the names of those directors and executive officers and a description of their interests in Zanite is contained in the Definitive Proxy Statement, and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Zanite Acquisition Corp. at 25101 Chagrin Boulevard Suite 350, Cleveland, Ohio 44122, Attention: Steven H. Rosen, or by calling (216) 292-0200.

Eve, Embraer, EAH and their respective directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Zanite in connection with the proposed business combination.

Additional information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Zanite’s stockholders in connection with the proposed business combination, including a description of their direct and indirect interests, by security holdings or otherwise, which may be different than those of Zanite stockholders generally, may be obtained by reading the Definitive Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed business combination. Stockholders, potential investors and other interested persons should read the Definitive Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed business combination carefully before making any voting or investment decisions. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “may”, “intend”, “predict”, “should”, “would”, “predict”, “potential”, “seem”, “future”, “outlook” or other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Zanite’s, Eve’s, Embraer’s and EAH’s expectations with respect to future performance and anticipated financial impacts of the business combination, the satisfaction of the closing conditions to the business combination and the PIPE Investment, the level of redemptions by Zanite’s public stockholders, the timing of the completion of the business combination and the use of the cash proceeds therefrom. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of Zanite’s, Eve’s, Embraer’s and EAH’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of Zanite, Eve, Embraer and EAH.

These forward-looking statements are subject to a number of risks and uncertainties, including: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the stockholders of Zanite or Eve is not obtained and or that the proposed business combination and the private placement of common stock are not able to concurrently close; (iii) failure to realize the anticipated benefits of the proposed business combination; (iv) risks relating to the uncertainty of the projected financial information with respect to Eve; (v) the outcome of any legal proceedings that may be instituted against Zanite, Embraer, EAH and/or Eve following the announcement of the business combination agreement and the transactions contemplated therein; (vi) future global, regional or local economic and market conditions; (vii) the development, effects and enforcement of laws and regulations; (viii) Eve’s ability to grow and manage future growth , maintain relationships with customers and suppliers and retain its key employees; (ix) Eve’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform; (x) the effects of competition on Eve’s future business; (xi) the amount of redemption requests made by Zanite’s public stockholders; (xii) the ability of Zanite or the combined company to issue equity or equity-linked securities in connection with the proposed business combination or in the future; (xiii) the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; (xiv) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation, (xv) costs related to the business combination, (xvi) the impact of the global COVID-19 pandemic and (xvii) those factors discussed in the Definitive Proxy Statement under the heading “Risk Factors,” and other documents of Zanite filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Eve nor Zanite presently know or that Eve and Zanite currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Eve’s and Zanite’s expectations, plans or forecasts of future events and views as of the date of this Form 8-K. Eve and Zanite anticipate that subsequent events and developments will cause Eve’s and Zanite’s assessments to change. However, while Eve and Zanite may elect to update these forward-looking statements at some point in the future, Eve and Zanite specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Eve’s and Zanite’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Transcript for Gerard J. DeMuro’s Interview with Public.com, dated as of May 3, 2022.

99.2	Transcript for Q&A portion of André Stein’s and Gerard J. DeMuro’s Interview with IPO Edge, dated as of April 25, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANITE ACQUISITION CORP.

Dated: May 4, 2022	By:	/s/ Steven H. Rosen
	Name:	Steven H. Rosen
	Title:	Co-Chief Executive Officer

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Exhibit 99.1

Eve’s Public.com Interview on May 3, 2022

Speaker 1:	Welcome to Public Live, your real time resource for educational information about market trends, economic news, and publicly traded companies. Public Live is designed to broaden your knowledge as an investor. These sessions are not direct investment advice. So, listen in, but always do your own research. See public.com/disclosures for more information. With that, let’s get things started. Take it away, hosts.

Kinsey Grant:	Oh, wow. Hello everybody. My apologies. I just did my whole intro and I was on mute. You think I would’ve figured that out at that point. I am so sorry. Jerry, my apologies, I just introduced you. I’m going to start over and introduce you this time around so everybody can hear me. One moment, please.

Jerry DeMuro:	All right, thanks.

Kinsey Grant:	I’ve been doing this for six, eight months and you think that would’ve happened to me already. I think that might be the first time. But anyway, I’m clearly very excited, so excited I forgot to unmute myself. Welcome everybody to Public Live. I get to talk about the coolest things here on Public Live. And today that cool thing in question, air taxis. We are going to spend the next bit of time learning about the urban air mobility movement from one of the companies at its forefront. I’m so excited to welcome my guest today, Jerry DeMuro, Co-CEO of Eve. Jerry, thank you so much for joining me. How’s it going?

Jerry DeMuro:	Kinsey, it’s going very well. Thank you very much for having me and good afternoon.

Kinsey Grant:	[00:02:00] Good afternoon to you as well. And thank you for bearing with me with my mute issue just now. So, I understand that there is a lot of hustle and bustle, of course, going on with Eve at the moment, not the least of which an upcoming listing on the New York Stock Exchange via a SPAC deal with Zanite next week. Before we get into those details, I want to start with some high level context. So, Jerry, I would love it if you could tell me more about Eve and explain what exactly urban air mobility is.

Jerry DeMuro:	Okay. Well, I’ll do my best. Let’s start with urban air mobility and specifically focus on what we call the electronic vertical takeoff in landing aircraft. A number of companies have recently gone public and there are a number of other ventures that are not yet public, all attempting to exploit the convergence now of technology available capabilities and finding solutions really for greening of aviation. Number one, reduction of carbon. And number two, solving part of the problem for urban congestion. I think the UN study that was recently published said almost 50% of the population in the world today lives around urban centers. And that’s only expected to increase to somewhere almost around 70% by 2040.

And those of us that live in major metropolitan areas around the globe, North America, South America, APAC, all understand the frustration with this. And the cost of upgrading ground transportation is just incredibly daunting, whether that be highways, rails, et cetera. And so, what we have is a compelling need with a daunting cost, growing urbanization and giving back people their most valuable asset, their time. And so, one of the solutions to that problem or a partial solution is the electronic vertical takeoff in landing aircraft and what it can do in an urban environment. And so, there are a number of entrants.

Eve is actually a concept that has been incubated inside of Embraer, the world’s third largest OEM for aircraft manufacturer. It’s been incubated since about 2017. And we announced a deal with the SPAC, as you mentioned, Zanite, in December. And this Friday, we have the shareholder meeting with Zanite to approve the merger and a number of other charter changes. And if all goes according to plan, we’ll be listening on the New York Stock Exchange next Tuesday, the 10th.

Kinsey Grant:	Well, I’m sure this is all very, very exciting. And thank you for the important context. I think that you bring up a lot of very big ideas that we talk about often here on Public. We’re talking about, you mentioned the greening of aviation, reducing carbons. There are also issues like solving urban congestion, and of course, the cost of updating all of the urban transportation infrastructure that’s already in place. I’m in New York City and anybody who lives in New York City knows not only how much it costs, I’m sure from a city perspective, but also what an enormous pain it is when they have to update any of the existing infrastructure.

So, to consider that there might be another option is, of course, super compelling. With that, I’m sure there are a lot of entrants. And you mentioned that there’s some other companies participating in this move toward urban air mobility. How do you see Eve specifically fitting into the broader space? What makes Eve different from the BLADE, or Uber Elevate/Joby now of the world? Where does Eve take its competitive advantage when compared to some of these other new market entrance?

Jerry DeMuro:	Excellent question, Kinsey. We’re different for two or three reasons and I’ll try and be brief. Number one, we, as part of this agreement have reached a contractual agreement with Embraer to continue to support Eve. So, we’ll be able to rely on up to 1,600 aeronautical engineers and other technicians, about 5,000 employees in total, and we’ll be able to buy them at a transfer cost. So, number one, we have this vast experience behind us. Number two, that talent, as you know the competition for talent today is just another really daunting thing, especially in the high tech fields. That talent agreement, which will last for 15 years. In addition, we will be able to leverage all of the background IP with a royalty free license that has been generated by Embraer in its 50 years of existence, including things like fourth and fifth generation flight control laws. So, we’re leveraging all of that.

Next, we get their infrastructure, essentially for free. We don’t have to invest hundreds of millions of dollars in the infrastructure for design tools, wind tunnels, flight test centers, et cetera, engineering tools, if you will. And then thirdly, aftermarket support, you can build a great aircraft, but it doesn’t matter if you can’t support it and keep it operational out in the field. And again, we get to rely on Embraer’s worldwide infrastructure with 80 locations around the world. So, that’s number one.

Number two, we’re very well capitalized. And we will be raising enough capital to take us well through certification. So, we have that backing. The second great differentiator, I think we have is that our business model’s a little different than some. We’re not trying to be vertically integrated. We’re going to do what we do well, and we’ve signed a very large partner network that includes some of the ride share platforms, like you mentioned. We also have helicopter operators globally that have signed on as partners. And we have fixed wing operators, like the regional airlines, the two largest in the world, Republic and SkyWest.

We have infrastructure partners that build out, not only verti-ports, but all the other infrastructure, including electronic charging infrastructure. We have the largest firm, Acciona as a partner who is involved in renewable energy. So, we have these vast partners that we can rely on and be very capital efficient in building out our network, and focus on what we do well in core competencies and bring these partners on a city by city, and location by location basis to build out the networks. And we’ll be selling aircraft in a traditional model. So, our business model’s a little different than some. Really different than most.

And thirdly, it is that deep background, not only of Embraer, but the Eve team comes over from Embraer as a team with a common culture already operating together for a number of years, very successfully to bring the product to the stage that we’re at. And they have vast aeronautical expertise, as well as when you look at that leadership team and our board, global experience scaling large businesses. So, these are aviation experienced individuals, whether they’re on the business development side, on the product development side, or sales and marketing side. So, it’s the experience of our team, great capitalization.

And lastly, we’ve got the largest backlog of anybody in this field of any of the competitors. We now have signed letters of intent for over 1,800 vehicles, which really provides us visibility for about equal to our first four years of our business plan. So, great revenue visibility, as well as we go in a very diverse set of customers. No one single customer makes up probably any more than about 20% of that backlog.

Kinsey Grant:	All right.

Jerry DeMuro:	That’s it in a nutshell.

Kinsey Grant:	Yeah. And certainly a lot of important differentiating factors here, some that certainly caught my eye when you talk about a cohesive team and capital efficiency. A lot of these are important moats to have when you’re attempting to tackle a problem that is very big. And truth be told, that is what it appears to be happening at Eve, tackling ideas like sustainability and transportation and congestion in urban areas are big problems that have been attempted to have been solved for many, many years. And in many ways, we’ve seen a lot of sometimes heartbreaking failures in attempts to do so. So, I’m curious about when we speak specifically to the problems that urban air mobility likely can solve, what is the biggest angle here? Is it sustainability? Is it congestion? Is it new tech? How are you selling partners when it comes to locking in those deals, those letters of intent? What is typically the biggest concern that they have when they’re approaching a potential deal with Eve?

Jerry DeMuro:	Well, I think their first concern, whether they’re looking at Eve or any other potential partner, is the viability of that partner, what strengths do they bring. We’ve just mentioned a few. So, we have the most experience in the aviation industry. We have a great partner network, technology provide... Partners like Rolls-Royce, like Thales, that are well established in the industry. So, I think they look at that along with the pedigree of the actual manufacturer. Secondly, we’re working on the total ecosystem, if you will, that’s necessary for the market itself to be viable, not just Eve. Great aircraft, as you might expect with our Embraer heritage, but also the maintenance and support.

Thirdly, the operating model. As I mentioned, we have ride share providers, we have fixed wing, we have rotary aircraft operators today. So, great experience already in the operational world. And fourthly, we’re addressing air traffic control in the whole regulatory regime that really has to be developed on a bespoke basis now. And we’re working with a subsidiary of Embraer already developing an air traffic control solution. And working with consortiums in Australia, London, South America, North America, looking at the whole regulatory regime and what are the concept of operations. In fact, the Civil Aviation Authority in London actually published the latest CONOPS that we have worked on with these consortiums.

So, I think the fact that we’re working on the entire ecosystem is another distinguishing characteristic that the partners look at. Because that regulatory regime certification of a new type of aircraft, how are you going to control the operation of those in urban areas? How are you going to address community concerns, I think our partners all see that as part of the package of things that have to be resolved before this really takes on meaningful use.

Kinsey Grant:	Yeah. And you mentioned regulatory challenges. Can you talk to me at all about the timeline of actually seeing the actual vehicles themselves or the aircrafts themselves in a city nearest to you? When we think about the regulatory hurdles to getting to that point, what’s the timeline looking like from your perspective at Eve?

Jerry DeMuro:	Well, at Eve, we’re looking at type certification in 2025 and entry into service in 2026. I think there are a few who have schedules that are a little bit in advance of that, but you mentioned how large the market is. So, the market is large enough that there are going to be several viable providers of aircraft, maybe not unlike regular fixed wing aircraft or helicopters or even automobiles. So, some have a schedule a little sooner than that. We believe that it’s going to take at least that long for the regulatory environment to mature.

And like most things, you will have early adopters and limited use in key areas around the world, but I don’t think you’re going to see them flying in massive numbers around Manhattan by 2026. I think the curves that we’re looking for uptake will be a little bit gradual and they’ll be dispersed on a global basis, because the challenges that I mentioned at the outset are really global challenges. If you’re in the far east, we can all name a half a dozen cities that have the same problem that New York has or San Paulo in Brazil, right?

Kinsey Grant:	Absolutely. And certainly, all these big urban areas can recognize the problem that they’re facing. Ask anybody who’s ever taken a 6:00 PM flight out of JFK who lives in Manhattan, they will confirm that congestion is certainly an issue. I wonder, though, if cities and the people who occupy those cities are ready for air mobility. Is this something that you consider often, the fact that this is still the cutting edge of technology and might not necessarily be something people understand right away? Are cities ready?

Jerry DeMuro:	I think that different cities are maturing at a different pace. I don’t know if anyone happened to see the piece on 60 Minutes a couple of weeks ago about it. So, it is about community acceptance, but part of that will be accomplished through demonstrating safety compliance with regulation. I can tell you, South Florida is very aggressively moving forward to be prepared. I mentioned the consortium that we worked with in London, which included London, Heathrow, London City Airport, and a number of the communities around there, starting to think about what will be the regulations. And as I mentioned, I think you will see the uptake on a gradual basis. You’ll see a few routes. We’ve already run demos using helicopters. For instance, in Rio de Janeiro, you’ll see more of that done to demonstrate how the eVTOL model will work and the controls will work and you’ll see some gradual uptake. So, by the end of this decade, I think you’ll see a fair amount in operation on a global basis.

Kinsey Grant:	Certainly very exciting. Now, lastly, Jerry, I would love to hear a little bit more about this SPAC deal. Talk to me about the timing to list now, and of course, what your plans are for deploying any new capital that you might tap into in public markets, of course, keeping in mind your mention of capital efficiency. Tell me more about the deal itself and why now.

Jerry DeMuro:	Yeah. So, the why now really goes back to when Zanite and Embraer got together and agreed to spin out Eve, and that was some time ago. One thing you can’t predict, the market may be rational over overtime, but at any point in time it can be quite volatile. And as you look back a year or so ago, when the parties got together and began working on this deal, the market was in a much different place. Having said that, the deal still makes sense for all the reasons that the parties got together. This will accelerate the development of the product. It creates a great deal of visibility and agility for the new startup as a technology disruptor, rather than operating inside a large corporation like Embraer. And frankly, we’ve raised one of the largest pipes out there. We’ve raised over, I think approximately 357 million.

So, we have adequate cash to move forward. There’s another 235 million in the SPAC trust. And we’re not naive. We understand what’s happening with SPAC redemptions. And so, even with a very high redemption rate, we’ll have enough capital to move us through certification. And so, we’re going to proceed. We can’t control what happens in the market in the short term, and this is really a long term play. It’s going to take us several years to get the certification, as I mentioned. Another year after that to get into service. So, over time, we will create our own momentum by executing on our plan.

Kinsey Grant:	All right. And I appreciate the recognition of the nature of SPACs and certainly the nature of the market. Your point on rationality versus irrationality is certainly well taken today of all days. So, thank you so much, Jerry. It has been so wonderful to speak with you today. Jerry DeMuro, Co-CEO of Eve, I really appreciate your time and your insight and congratulations on the deal.

Jerry DeMuro:	Thank you, Kinsey. And you have a great day.

Kinsey Grant:	You too, you too, Jerry. And thank you to all of you out there for listening. I hope you enjoyed today’s session for Public Live. Apologies again about being muted there at the beginning, promise I will do my best to never let that one happen again. And I will see you next time. I am here on Public Live, have a fantastic rest of your Tuesday.

Exhibit 99.2

Eve UAM, LLC Co-CEOs on Going Public and Creating a Global Urban Air Mobility Business

By Jarrett Banks

Eve UAM, LLC, an Embraer company and a leader in the development of next-generation Urban Air Mobility solutions, announced in December that it plans to list on the NYSE through a merger with Zanite Acquisition Corp. (Nasdaq: ZNTE, ZNTEU, ZNTEW). Upon closing of the transaction with Zanite, Zanite will change its name to Eve Holding, Inc. and will be listed on the NYSE under the new ticker symbols, “EVEX” and “EVEXW.”

IPO Edge sat down with Eve’s Co-Presidents André Stein and Jerry DeMuro to find out more.

Are you worried about the state of the SPAC market right now with high redemptions, many deals?

We can’t control that. What we can control is focusing on the development of an aircraft that’s going to be best in class in terms of operational efficiency, utilization rates, et cetera, and really laser-focused on urban air mobility.

The other reason that we’re not as focused on what’s happening in the macro market, we’ve been very successful in raising a PIPE now that, when we first announced the deal back in December, I think it was about $305 million. Since then, we’ve added a little bit over $50 million more. So, we have a PIPE of almost $360 million. And right now in trust in the SPAC is about $235 million or so. (Jerry DeMuro)

Why did Eve decide to go the SPAC route instead of a traditional IPO?

It really allows Eve to get the best of both worlds. The agility and the innovation of a technology disruptor to move quickly, come up with new business models. And not that Embraer is in any way a stodgy company, but a very small enterprise, star-up mentality with that agility. Yet, we have the luxury of all of the backing that was alluded to in that brief video upfront: Embraer with its rich history, a contractual relationship under master service agreements for 15 years to purchase not only the services, but leverage all of the infrastructure that Embraer has on the development side, and as well on the aftermarket support and sales and maintenance. (Jerry DeMuro)

Can you give us any names of your customers?

SkyWest and Republic, that not only are customers, but are also investing in the company. They are the two largest regional airlines in the world. They fly massive networks that look like what expect to see on urban air mobility, just in a different geographical scale. But they are very extensive networks. We have some of the largest helicopter operators in the world, guys like Bristol that’s has operations in US, in Europe, several other countries in the world, like Halo with operations in both US and the UK. We have Helisul, which is the largest onshore helicopter operator in Brazil. We have partnerships with different airlines as well in Africa and Europe, as I said, in Asia. Ride-sharing companies who have Blade, which today is probably the largest urban air mobility operator in the world. (André Stein)

What the range is in a fully charged aircraft?

It’s about 100 kilometers or 60 miles. That’s more than enough to cover all the urban sprawl, so we are focusing on that market and optimizing aircraft for that, but the vast majority of missions would be around 20 miles or 30 kilometers. That means that you won’t need to recharge the whole battery. The typical charging time might be between 10 to 15 minutes. We don’t expect to move the battery out of the aircraft. That would require much more logistics. But that 10 to 15 minutes would be more than enough to charge the aircraft for the next mission. (André Stein)

What are you most excited about for the rest of the year?

I’m really excited about the progress that we’re making in the development, not only of the vehicle, but all elements of the ecosystem. We’re working with consortiums, and virtually in every continent with regulators and operators on the regulatory structures. So all four elements of those ecosystem, lots of great milestones here in the next year. So it’s really exciting to see this thing progressing beyond just the standup phase. (Jerry DeMuro)